                                                                     EXHIBIT 1.1



                        NEUTRAL POSTURE ERGONOMICS, INC.

                                  COMMON STOCK
                           (PAR VALUE $.01 PER SHARE)

                             UNDERWRITING AGREEMENT

                                  ____________


                                                              October ____, 1997
Huberman Financial, Inc.
8333 Douglas Avenue, Suite 520
Dallas, Texas 75225

Dear Sirs:

         Neutral Posture Ergonomics, Inc., a Texas corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to you (the "Underwriter") an aggregate of 900,000 shares of Common Stock, par value $.01 per share ("Stock") of the Company; David W. Campbell and David W. Ebner propose, subject to the terms and conditions stated herein and at the election of the Underwriter, to sell to the Underwriter up to, respectively, 100,000 and 60,000 additional shares of Stock; and the shareholders of the Company named in Schedule II hereto (the "Selling Shareholders") propose, subject to the terms and conditions stated herein, to sell to the Underwriter an aggregate of 434,000 shares of Stock. The aggregate of 1,334,000 shares to be sold by the Company and the Selling Shareholders are herein called the "Firm Shares" and the 160,000 additional shares to be sold by Messrs. Campbell and Ebner are herein called the "Optional Shares". The Firm Shares and the Optional Shares which the Underwriter elects to purchase pursuant to Section 2 hereof are herein collectively called the "Shares".

         1.      (a)      The Company represents and warrants to, and agrees
                 with, the Underwriter that:

                 (i) A registration statement on Form SB-1 (file no. 333-33675), as amended, in respect of the Firm Shares and Optional Shares has been filed with the Securities and Exchange Commission (the "Commission"); such registration statement, including a registration statement (if any) filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the "Act"), and any post-effective amendment thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such
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         form; and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in such registration statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act, being hereinafter called a "Preliminary Prospectus"; the various parts of such registration statement, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with
         Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the registration statement at the time it was declared effective and including a registration statement, if any, filed pursuant to Rule 462(b) of the Act increasing the size of the offering under the Act, each as amended at the time such part of the registration statement became effective, being hereinafter called the "Registration Statement"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act being hereinafter called the "Prospectus");

                 (ii) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by (i) you expressly for use therein or (ii) a Selling Shareholder expressly for use in the preparation of the information required to be presented therein pursuant to Item 4(d) of Form A pursuant to Alternative 2 of Form SB-1;

                 (iii) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by (i) you expressly for use therein or (ii) a Selling Shareholder for use in the preparation of the information to be presented therein pursuant to Item 4(d) of Form 1-A pursuant to Alternative 2 of Form SB-1;

                 (iv) Any term sheet and prospectus subject to completion provided by the Company to the Underwriter for use in connection with the offering and sale of the Shares
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         pursuant to Rule 434 under the Act together are not materially different from the prospectus included in the Registration Statement (exclusive of any information deemed to be a part thereof by virtue of Rule 434(d));

                 (v) The Company has not sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, that is material to the general affairs, management, financial position, shareholders' equity or results of operations of the Company and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company (collectively, a "Material Adverse Change"), otherwise than as set forth or contemplated in the Prospectus, or any change in the capital stock, short-term debt or long-term debt of the Company;

                 (vi) The Company has good and marketable title in fee simple to all material real property and good and marketable title to all material personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company; and any material real property and buildings held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company;

                 (vii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Texas, with full power and authority to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, or is subject to no material liability or disability by reason of failure to be so qualified in any such jurisdiction;

                 (viii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus;

                 (ix) The unissued Shares to be issued and sold by the Company to the Underwriter hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and





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         fully paid and non-assessable and will conform to the description contained in the Prospectus;

                 (x) The issue and sale of the Shares by the Company and the compliance by the Company with all of the provisions of this Agreement, the Warrant Agreement executed and delivery concurrently herewith (the "Warrant Agreement") or the Stock Purchase Warrant (the "Warrant") delivered pursuant to the Warrant Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, sale/leaseback agreement, patent, license or other agreement or instrument (collectively, the "Specified Documents") to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, other than such conflict, breach, violation or default as would not cause a Material Adverse Change, nor will such action result in any violation of the provisions of the Articles of Incorporation, as amended and restated, or the By-laws of the Company or any statute or any order, rule or regulation of any court or government agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement or the Warrant Agreement, except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriter;

                 (xi) Other than as set forth or described in the Prospectus, there are no legal or governmental proceedings pending to which the Company is a party or of which any property of the Company is subject which, if determined adversely to the Company, would individually or in the aggregate have a material adverse effect on the financial position, shareholders' equity or results of operations of the Company; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                 (xii) Deloitte & Touche LLP, who have certified financial statements of the Company, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

                 (xiii)   The Company has no subsidiaries;

                 (xiv) The Company owns, or possesses adequate rights to use, all the patents, trademarks, service marks, trade names and copyrights ("Intellectual Property") necessary for the present and planned future conduct of its business. None of the activities engaged in by the Company infringes or conflicts with Intellectual Property rights of others and there is no infringement on the Intellectual Property except as disclosed in the Prospectus





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         or as the Company has otherwise advised you in writing.  Without limiting the preceding representation and warranty:

         (a) The Company is the owner of all right, title and interest in and to U.S. Patent No. 4,552,404 (the "404 patent") entitled "Neutral Body Posture Chair," issued to Jerome J. Congleton on November 12, 1985 and that such patent will be in full force and effect as of the Time of Delivery (as defined in Section 4 hereof), and the 404 patent is not subject to any liens, licenses, security interests or encumbrances except for the lien and security interest pursuant to the Loan Agreement between Comerica Bank-Texas and the Company dated as of December 30, 1996, as amended;

         (b) The Company is the owner of all right, title and interest in and to the following pending U.S. utility and design patent applications: (IDENTIFY TYPE, SERIAL NUMBER, FILING DATE, TITLE, INVENTORS AND PRESENT STATUS);

         (c) The Company is the owner of all right, title and interest in and to Federal Registration No. 1,725,745 for "NEUTRAL POSTURE" used in connection with workplace furniture, and Registration No. 1,725,745 is in full force and effect and is not subject to any liens, licenses, security interests or encumbrances and is not the subject of any proceedings in the U.S. Patent and Trademark Office;

         (d)     The Company is the owner of the following common law marks:
                 ComputErgo(TM), Establishing the Standard of Acceptability(TM) and Ergo 2000(TM) for which applications for federal registration are currently pending in the U.S. Patent and Trademark Office;

         (e) The Company is not aware of any claims for patent, trademark or copyright infringement, unfair competition, misappropriation of trade secrets or confidential information against the Company, its affiliates, predecessors in interest, officers or directors that could materially affect the Company's business except (LIST EXCEPTIONS, IF ANY);

         (f) The Company is not aware of any claim by any third party claiming an ownership interest in any of the Company's intellectual property EXCEPT (LIST EXCEPTIONS, IF ANY);

         (g) The Company is not (1) aware of any patent under which it needs a license, (2) aware of any software or copyrightable material for which it needs a license to conduct its existing or future contemplated business, (3) to the best of its knowledge, using any marks which conflict with the trademark rights of any third party, and (4) to the best of its knowledge, using in its business any confidential information or trade secrets of any third party that would result in a Material Adverse Change;





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         (h)     The Company is not involved in litigation concerning any of its intellectual property rights or the intellectual property rights of others except as described in the Prospectus;

         (i) The Company is not aware of any illegal, unlicensed or pirated copies of software being used by it or its employees in its business that would result in a Material Adverse Change; and

         (j)     The Company has no written agreements or contracts with Jerome
                 J. Congleton pertaining to the assignment of intellectual property rights, including rights in future inventions and/or improvements relating to ergonomic furniture, except as described in the Prospectus;

                 (xv) Other than compensation payable to you or as otherwise disclosed in the Prospectus, no person has the right to any payment (including without limitation any finder's fee) in connection with the offering or sale of the Shares;

                 (xvi) The pro forma financial information of the Company included in the Registration Statement and Prospectus presents fairly the information shown therein, and the assumptions used in the preparation thereof are reasonable;

                 (xvii) The Company has provided or made available to you originals or complete and accurate copies of all agreements, contracts, corporate records, financial statements, business plans, product literature and other instruments and documents material to the business or operations of the Company, and has responded fully to all requests for documents and information submitted to it by or for you, and the Company has updated or supplemented any such document or information to the extent necessary to reflect new developments or additional information relevant thereto;

                 (xviii) The Company's financial performance during the current fiscal quarter has been up to the date hereof consistent in all material respects with the operating plans and budgets for such quarter previously provided to you by the Company, and no aspect of such performance requires the modification or supplementation of any information contained in the Registration Statement or any Preliminary Prospectus;

                 (xix) The election by the Company, and the consent to such election by its shareholders (and, if applicable, by the spouses of such shareholders) to cause the Company to be taxed as an S corporation as provided in Section 1362 of the Internal Revenue Code of 1986, as amended (and the predecessor Code) (the "Code"), was valid and effective at all times from April 1, 1996 through and including the Termination Date (as defined in the Registration Statement and Prospectus), and neither the Internal Revenue Service nor any other person or entity has challenged or indicated a present intention to challenge the status of the Company as an S corporation during any portion of such period; the Company has incurred no liability for taxes under Section 1375 of the





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         Code during or for any year in such period; and the Company has validly adopted a fiscal year as provided in Sections 444 and 1378 of the Code and Revenue Procedure 83-25, 1983-1 C.B. 689;

                 (xx) For all periods for which the Company's election to be taxed as an S Corporation under Section 1362 of the Code was not in effect, all material tax returns required to be filed by the Company in any jurisdiction have been filed, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company have been paid, other than those being contested in good faith and for which adequate reserves have been provided;

                 (xxi) No officer, director or shareholder of the Company has any direct or indirect affiliation or association with any NASD member;

                 (xxii) Except as set forth in the Prospectus, no person has any right to require the Company to register any securities under the Act;

                 (xxiii) The Company has all requisite power and authority, and has taken all necessary corporate action, to authorize, execute, deliver and perform the Warrant Agreement, to execute, issue, sell and deliver the Warrant and a certificate or certificates evidencing the Warrant, to authorize and reserve for issuance and, upon payment from time to time of the exercise price, to issue, sell and deliver, the shares of the Stock issuable upon exercise of the Warrant, and to perform all of its obligations under the Warrant Agreement and the Warrant. The Warrant Agreement has been duly executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and by general principles of equity. No authorization, approval, consent or other order of any governmental authority is required for such authorization, issue or sale except to the extent required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and applicable federal and state securities laws; and

                 (xxiv) The Warrant, when delivered to the Underwriter, will be duly authorized, executed and delivered and will be a legal, valid and binding obligation of the Company enforceable in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and by general principles of equity. The shares of Stock of the Company, when issued upon exercise of the Warrant, will have been duly authorized for issuance and, when issued in accordance with the terms of the Warrant Agreement, will be validly issued and outstanding, fully paid and nonassessable and free of statutory preemptive rights.





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         (b)  Each of the Selling Shareholders severally and not jointly represents and warrants to, and agrees with, the Underwriter and the Company that:

                 (i) The representations and warranties of the Company set forth in subsection (a) of this Section 1 are true, accurate and complete.

                 (ii) Such Selling Shareholder has granted [_____________] a Power of Attorney (the "Power of Attorney") and a Custody Agreement (the "Custody Agreement") for the sale and delivery of the Shares to be sold by such Selling Shareholder hereunder; and such Selling Shareholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder;

                 (iii) The sale of the Shares to be sold by such Selling Shareholder hereunder and the compliance by such Selling Shareholder with all of the provisions of this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Shareholder or the property of such Selling Shareholder;

                 (iv) Such Selling Shareholder has good and valid title to the Shares to be sold at the First Time of Delivery (as defined in Section 4 hereof) (or, with respect to Optional Shares, at the First Time of Delivery or the Second Time of Delivery (as defined in Section 4 hereof), as applicable) by such Selling Shareholder hereunder, free and clear of all liens, encumbrances and claims, and immediately prior to the applicable Time of Delivery such Selling Shareholder will have good and valid title to the Shares to be sold at such Time of Delivery by such Selling Shareholder hereunder, free and clear of all liens, encumbrances or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances or claims, will pass to the Underwriter;

                 (v) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

                 (vi) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement





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
         thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for use therein (including without limitation information furnished pursuant to Item 4(d) of Form 1-A pursuant to Alternative 2 of Form SB-1), such Preliminary Prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and

                 (vii) Such Selling Shareholder has not made a transfer of any Stock which would cause the Company to lose its status as an S Corporation under Section 1361 of the Code.

         In order to document the Underwriter's compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, each of the Selling Shareholders agrees to deliver to you prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or Form W-8 if applicable, or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

         Each of the Selling Shareholders, severally and not jointly, represents and warrants that certificates in negotiable form representing all of the Shares to be sold by such Selling Shareholder hereunder have been placed in custody under a Custody Agreement, in the form heretofore furnished to you, duly executed and delivered by such Selling Shareholder to Rebecca E. Boenigk, as custodian (the "Custodian"), and that such Selling Shareholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you, appointing the persons indicated in Schedule II hereto, and each of them, as such Selling Shareholder's attorneys-in-fact (the "Attorneys-in-Fact") with authority to execute and deliver this Agreement on behalf of such Selling Shareholder, to determine the purchase price to be paid by the Underwriter to the Selling Shareholders as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by such Selling Shareholder hereunder and otherwise to act on behalf of such Selling Shareholder in connection with the transactions contemplated by this Agreement and the Custody Agreement.

         Each of the Selling Shareholders specifically agrees severally and not jointly that the Shares represented by the certificates held in custody for such Selling Shareholder under the Custody Agreement are subject to the interests of the Underwriter hereunder and that the arrangements made by such Selling Shareholder for such custody, and the appointment by such Selling Shareholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable. Each of the Selling Shareholders specifically agrees severally and not jointly that the obligations of the Selling Shareholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Shareholder or by the occurrence of any other event. If any individual Selling Shareholder should die or become incapacitated, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of the Selling Shareholders in accordance with the terms and conditions of this Agreement and of the Custody Agreement, and actions taken by the Attorneys-in Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, or other event.

         2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to the Underwriter 900,000 Firm Shares, (b) each of the Selling Shareholders agrees, severally and not jointly, to sell to the Underwriter that number of Firm Shares set forth opposite such Selling Shareholder's name in Schedule II, and (c) the Underwriter agrees to purchase from the Company and each of the Selling Shareholders, at a purchase price per share of $ , the Firm Shares.

         David W. Campbell and David W. Ebner, severally and not jointly, hereby grant to the Underwriter the one-time right to purchase at its election up to, respectively, 100,000 and 60,000 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering over allotments in the sale of the Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to each of Messrs. Campbell and Ebner, given within a period of 45 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased (62.5% of which will be sold by Mr. Campbell and 37.5% of which will be sold by Mr. Ebner, subject to rounding) and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery or, unless you and Messrs. Campbell and Ebner otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

         3. The Underwriter proposes to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

         4. Certificates in definitive form for the Shares to be purchased by the Underwriter hereunder, and in such denominations and registered in such names as the Underwriter may request upon at least 48 hours' prior notice to the Company and the Selling Shareholders, shall be delivered by or on behalf of the Company and the Selling Shareholders to the Underwriter, against payment by the Underwriter or on its behalf of the purchase price therefor by certified bank checks, payable to the order of the Company and the Selling Shareholders (which shall be delivered in care of the Custodian), as their interests may appear in immediately available funds, or by payment in such other manner as shall be agreed to in writing by the Company and the Underwriter, all at the offices of Thompson & Knight, A Professional Corporation, 1700 Pacific Avenue, Suite 3300, Dallas, Texas 75201. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:00 a.m., Dallas time, on the third or fourth business day, as required or unless otherwise permitted by the Commission pursuant to Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder following the date of the public offering, or at such other time and date as you and the Company and the Selling Shareholders may agree upon in writing; and, with respect to the Optional Shares, 9:00 a.m., Dallas time, on the date specified by you in the written notice given by you of your election to purchase such Optional Shares, or at such other time and date as you, David W. Campbell and David W. Ebner may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery," such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery," and each such time and date for delivery is herein called a "Time of Delivery."

         If registration of any certificate shall be requested in a name other than that of the Underwriter, there shall be delivered to [________________] a Transfer Application with respect to the person in whose name registration of such certificate is so requested. The certificates will be made available for checking and packaging at least 24 hours prior to each Time of Delivery at such place as is designated by the Underwriter.

         5.  The Company agrees with the Underwriter:

                 (a) To prepare the Prospectus in a form reasonably approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when the Registration Statement, or any amendment thereto, has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, to use promptly its commercially reasonable efforts to obtain its withdrawal;

                 (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions of the United States as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

                 (c) To furnish you with copies of the Prospectus in such quantities as you may from time to time reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of the issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your reasonable request to prepare and furnish without charge to you and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case you are required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your reasonable request but at your expense, to prepare and deliver to you as many copies as you may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

                 (d) To make generally available to its securityholders as soon as practicable, but in any event not later than 18 months after the effective date of the Registration Statement (as defined in Rule 158(c)), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including at the option of the Company Rule 158);

                 (e) During the period beginning from the date hereof and continuing through January 1, 1999, not to offer, sell, contract to sell or otherwise dispose of Stock or other securities which are substantially similar to the Stock or which are convertible or exchangeable into Stock or other securities which are substantially similar to the Stock, without your prior written consent, except pursuant to (i) the Warrant and (ii) employee benefit plans as described in the Prospectus;

                 (f) To furnish to its shareholders within 90 days after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders' equity and cash flow of the Company and its consolidated subsidiaries, if any, certified by independent public accountants) and, within 45 days after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company and its subsidiaries, if any, for such quarter in reasonable detail;

                 (g) During a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders, and deliver to you as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed;

                 (h) To use its commercially reasonable efforts to have the Shares accepted for quotation on the Nasdaq Stock Market's National Market; and

                 (i) To apply the net proceeds of the sale of the Shares substantially in accordance with the statements set forth under the captain "Use of Proceeds" in the Prospectus.

         6. The Company and each of the Selling Shareholders covenant and agree with one another and with the Underwriter that, except as provided below, the Company will pay or cause to be paid all costs and expenses incident to the performance of the Company's and the Selling Shareholders' obligations hereunder including: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers for a period of time not exceeding nine months after the effective date of the Registration Statement; (ii) the cost of printing this Agreement, the Blue Sky Memorandum and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in
Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky Memorandum; (iv) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (v) the cost of preparing stock certificates; (vi) the cost and charges of any transfer agent or registrar; (vii) any fees and expenses of counsel for the Selling Shareholders; (viii) each Selling Shareholder's pro rata share of the fees and expenses of the Attorneys-in- Fact and the Custodian; and (ix) all expenses and taxes incident to the sale and delivery of the Shares to be sold by each Selling Shareholder to the Underwriter hereunder; provided, however, that, notwithstanding the foregoing, all underwriters' discounts and commissions in respect of the sale of the Shares by any Selling Shareholder shall be paid by such Selling Shareholder.
It is understood, however, that the Company shall bear, and the Selling Shareholders shall not be required to pay or reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement and that, except as provided in this Section,
Section 8 and Section 11 hereof, the Underwriter will pay all of its own costs and expenses, including the fees of its counsel, stock transfer taxes on resale of any of the Shares by the Underwriter, and any advertising expenses connected with any offers the Underwriter may make.

         7. The obligations of the Underwriter hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company and of the Selling Shareholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling

Shareholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

                 (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

                 (b) Thompson & Knight, A Professional Corporation, counsel for the Underwriter, shall have furnished to you such opinion or opinions, dated such Time of Delivery, with respect to the incorporation of the Company, this Agreement, the validity of the Shares being delivered at such Time of Delivery, the Registration Statement, the Prospectus, and other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                 (c) Haynes and Boone, LLP, counsel for the Company and the Selling Shareholders, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                          (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Texas, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus;

                          (ii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company (including the Shares being delivered at such Time of Delivery, but with respect to such Shares to be issued and delivered by the Company, when issued and delivered by the Company pursuant to this Agreement against payment therefor) have been duly and validly authorized and issued and are fully paid and non-assessable; and the Shares conform to the description of the Stock contained in the Prospectus;

                          (iii) The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, or is subject to no material liability or disability by reason of failure to be so qualified in any such jurisdiction (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the

                 Company, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and officer's certificates);

                          (iv)  The Company has no subsidiaries;

                          (v) To the best of such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the financial position, shareholders' equity or results of operations of the Company; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                          (vi) The Company has full corporate power and authority to enter into this Agreement and to issue, sell and deliver the Firm Shares to be issued and sold by the Company hereunder, and this Agreement has been duly authorized, executed and delivered by the Company and each Selling Shareholder and is the legal, valid and binding agreement of the Company and each Selling Shareholder enforceable in accordance with its terms (except for provisions contained in this Agreement purporting to limit rights of third parties and except to the extent the enforceability of the indemnification and contribution provisions of Section 8 of this Agreement may be limited by public policy considerations as expressed in the Act as construed by courts of competent jurisdiction, and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and by general principles of equity and for any other provisions of the type listed in either (1) Section 14 of the American Bar Association's Third Party Legal Opinion Report and Accord
                 (1991) or (2) the "Other Common Texas Qualifications" contained in the Report of the Legal Opinions Committee Regarding Legal Opinions in Business Transactions (such provisions of the type listed in clauses (1) and (2) are collectively referred to as the "Other Qualifications"));

                          (vii) A Power of Attorney and a Custody Agreement have been duly authorized, executed and delivered by each such Selling Shareholder and constitute valid and binding agreements of such Selling Shareholder in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally, by general principles of equity and by the Other Qualifications;

                          (viii) The issue and sale to you of the Shares being delivered at such Time of Delivery by the Company in accordance with and upon the terms and conditions set forth herein and the compliance by the Company with all of the provisions of this Agreement, the Warrant Agreement or the Warrant and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement listed under Item 6 of the exhibits to the Registration Statement, nor will such action result in any violation of the provisions of the Articles of Incorporation or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties;

                          (ix) The sale of the Shares to be sold by each Selling Shareholder hereunder and the compliance by such Selling Shareholder with all of the provisions of this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not (a) conflict with the laws of the State of Texas or the federal laws of the United States by which such Selling Shareholder is bound, or (b) result in a breach or violation of any order, rule or regulation known to such counsel of any court or governmental agency or body which, to such counsel's knowledge, has jurisdiction over such Selling Shareholder or the Stock of such Selling Shareholder;

                          (x) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company and each Selling Shareholder of the transactions contemplated by this Agreement, except the registration under the Act of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriter;

                          (xi) Title to the Shares to be sold by each Selling Shareholder, free of all adverse claims, has been transferred to the Underwriter who has purchased such Shares in good faith and without notice of any such adverse claim within the meaning of the Uniform Commercial Code;

                          (xii) The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to such Time of Delivery (other than the financial statements and the notes thereto and the schedules and statistical data included therein, as to which such counsel need not express any opinion) appear on their face to be appropriately responsive in all material respects with the requirements of the Act and the rules and regulations thereunder;

                          (xiii) The Company has all requisite corporate power and authority, and has taken all necessary corporate action, to authorize, execute, deliver and perform the Warrant Agreement, to execute, issue, sell and deliver the Warrant and a certificate or certificates evidencing the Warrant, to authorize and reserve for issuance and, upon payment of the exercise price, to issue, sell and deliver, the shares of the Stock issuable upon exercise of the Warrant, and to perform all of its obligations under the Warrant Agreement and the Warrant. The Warrant Agreement has been duly executed and delivered by the Company and will be a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally, by general principles of equity and by the Other Qualifications. No authorization, approval, consent or other order of any governmental authority is required for such authorization, issue or sale except to the extent required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and applicable federal and state securities laws; and

                          (xiv)  The Warrant, when delivered to the
                 Underwriter, will be duly authorized, executed and delivered and will be a legal, valid and binding obligation of the Company enforceable in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and by general principles of equity. The shares of Stock of the Company, when issued upon exercise of the Warrant, will have been duly authorized for issuance and, when issued in accordance with the terms of the Warrant Agreement, will be validly issued and outstanding, fully paid and nonassessable and free of statutory preemptive rights.

                 Haynes and Boone, LLP shall confirm in its opinion letter that it has received certificates of good standing for the Company from the States of Texas, Illinois and the District of Columbia, which certificates shall be attached as an exhibit to such opinion letter. Haynes and Boone, LLP shall further confirm that, to its knowledge, the issue and sale of the Shares being issued at such Time of Delivery and the performance of this Agreement and the consummation of the transactions herein contemplated do not violate any order, judgment or decree of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets.

                 Such counsel shall also state that, although counsel has not undertaken, except as otherwise indicated in their opinion, to determine independently, and does not assume any responsibility for, the accuracy or completeness of the statements in the Registration Statement, such counsel has participated in the preparation of the Registration Statement and the Prospectus, including review and discussion of the contents thereof, and nothing has come to the attention of such counsel that has caused it to believe that the Registration Statement at the time the Registration Statement became effective, or the Prospectus, as of its date and as of each Time of Delivery, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that any amendment or supplement to the

         Prospectus, as of its respective date, and as of each Time of Delivery, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and the notes thereto and the schedules and other financial and statistical data included in the Registration Statement or the Prospectus).

                 In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the laws of the State of Texas (excluding conflict of law rules) and the federal laws of the United States;

                 (d) Arnold, White & Durkee, intellectual property counsel for the Company, shall have furnished to you such opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                          (i) The Company is the owner of all right, title and interest in and to the 404 patent, and such patent is in full force and effect as of the Time of Delivery and is not subject to any liens, licenses, security interests or encumbrances;

                          (ii) The Company is the owner of all right, title and interest in and to the following pending U.S. utility and design patent applications: (IDENTIFY TYPE, SERIAL NUMBER, FILING DATE, TITLE, INVENTORS AND PRESENT STATUS);

                          (iii) The Company is the owner of all right, title and interest in and to Federal Registration No. 1,725,745 for "NEUTRAL POSTURE" used in connection with workplace furniture, and Registration No. 1,725,745 is in full force and effect and is not subject to any liens, licenses, security interests or encumbrances and is not the subject of any proceedings in the U.S. Patent and Trademark Office;

                          (iv) The Company is the owner of the following common law marks: ComputErgo(TM), Establishing the Standard of Acceptability(TM) and Ergo 2000(TM) for which applications for federal registration are currently pending in the U.S. Patent and Trademark Office;

                          (v) They are not aware of any claims for patent, trademark or copyright infringement, unfair competition, misappropriation of trade secrets or confidential information against the Company, its affiliates, predecessors in interest, officers or directors that could materially affect the company's business EXCEPT (LIST EXCEPTIONS, IF ANY);

                          (vi) They are not aware of any claim by any third party claiming an ownership interest in any of the Company's intellectual property EXCEPT (LIST EXCEPTIONS, IF ANY);

                          (vii) They are not aware of any patent under which the Company needs a license, and they are not aware of any software or copyrightable material for which the Company needs a license to conduct its existing or future contemplated business; the Company is not, to the best of such counsel's knowledge, using any marks which conflict with the trademark rights of any third party, and the Company is not, to the best of such counsel's knowledge, using in its business any confidential information or trade secrets of any third party that could materially adversely affect the Company;

                          (viii) The Company is not involved in litigation concerning any of its intellectual property rights or the intellectual property rights of others except as follows:
                 (LIST, IF ANY);

                          (ix) They are not aware of any illegal, unlicensed or pirated copies of software being used by the Company or its employees in its business that could materially adversely affect the Company; and

                          (x) The Company has the following written agreements or contracts with Jerome J. Congleton pertaining to the assignment of intellectual property rights including rights in future inventions and/or improvements relating to ergonomic furniture: (LIST).

                 (e) At 9:00 a.m., Dallas time, on the effective date of the Registration Statement and the effective date of the most recently filed post-effective amendment to the Registration Statement and also at each Time of Delivery, Deloitte & Touche LLP shall have furnished to you a letter or letters, dated the respective date of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto;

                 (f) (i) The Company shall not have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and
         (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock (other than issuances of stock upon the exercise of stock options which were outstanding on the date of the latest balance sheet included in the Prospectus), short-term or long-term debt of the Company or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

                 (g) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market's National Market;
         (ii) a general moratorium on commercial banking activities in New York declared by either federal or New York authorities; or (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iii) in your judgment makes it impracticable or inadvisable to proceed with the public offering or delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated by the Prospectus;

                 (h) The Shares to be sold by the Company at such Time of Delivery shall have been duly accepted, subject to notice of issuance, for quotation on the Nasdaq Stock Market's National Market;

                 (i) The Company and the Selling Shareholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and of the Selling Shareholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company, and of the Selling Shareholders respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Shareholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (f) of this Section and as to such other matters as you may reasonably request; and

                 (j) The Company shall have executed and delivered to the Underwriter the Warrant pursuant to and in the form of the Warrant Agreement.

         8. (a) The Company will indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by you expressly for use therein or (ii) an untrue statement or omission or alleged untrue statement or omission made in any Preliminary Prospectus that is corrected in the Prospectus if the person asserting any such loss, claim, damage or liability purchased shares but was not sent or given a copy of the Prospectus at or prior to written confirmation of the sale of such Shares to such person and the loss, claim, damage or omission was corrected in the Prospectus.

         (b) Each of the Selling Shareholders, severally and not jointly, will indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that (i) the Selling Shareholders shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein and (ii) in no event shall the liability of any Selling Shareholder under this subsection (b) exceed the total gross proceeds from the sale of Shares by such Selling Shareholder hereunder.

         (c) The Underwriter will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, each person, if any, who controls the Company or any Selling Shareholders within the meaning of Section 15 of the Act and each Selling Shareholder against any losses, claims, damages or liabilities to which the Company or such Selling Shareholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by you expressly for use therein; and will reimburse the Company and any such director, officer or control person and each Selling Shareholder for any legal or other expenses reasonably incurred by the Company and any such director, officer or control person or such Selling Shareholder in connection with investigating or defending any such action or claim as such expenses are incurred.

         (d)  Promptly after receipt by an indemnified party under subsection
(a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection unless the defense of such claim is materially prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof.

         (e) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriter on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriter with respect to the Shares purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders on the one hand or the Underwriter on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Shareholders and the Underwriter agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no Selling Shareholder shall be required to contribute any amount in excess of the gross proceeds from the sale of Shares by such Selling Shareholder hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Selling Shareholders' obligations in this subsection (e) to contribute are several and not joint.

         (f) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Act; and the obligations of the Underwriter under this Section 8 shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company or any Selling Shareholder within the meaning of the Act.

         9. (a) Subject to Section 9(b) below, if the Underwriter shall default in its obligation to purchase a portion of the Shares which it has agreed to purchase hereunder at the Time of Delivery, you shall use your commercially reasonable efforts to arrange for another party or other parties to purchase such Shares on the terms contained herein. If within 36 hours after such default you do not arrange for the purchase of such Shares, then the Company and the Selling Shareholders shall be entitled to a period of 36 hours within which to procure another party or other parties to purchase such Shares on such terms. In the event that, within the prescribed period, the Company and the Selling Shareholders notify you that they have so arranged for the purchase of such Shares, you or the Company and the Selling Shareholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

         (b) If, after giving effect to any arrangements for the purchase of the Shares by the Company and the Selling Shareholders as provided in subsection (a) above, the aggregate number of Shares which remains unpurchased exceeds one- eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriter to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of the Company or the Selling Shareholders, except for the expenses to be borne by the Company and the Selling Shareholders as provided in Section 6 hereof and the indemnity and contribution agreements in
Section 8 hereof; but nothing herein shall relieve the Underwriter from liability for its default.

         10. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Shareholders and the Underwriter, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriter or any controlling person of the Underwriter, or the Company, or any of the Selling Shareholders or any officer or director or controlling person of the Company, or controlling person of any Selling Shareholder, and shall survive delivery of and payment for the Shares.

         11. If this Agreement shall be terminated pursuant to Section 9 hereof, neither the Company nor the Selling Shareholders shall be under any liability to the Underwriter except as provided in Section 6 and Section 8 hereof; but, if for any other reason any Shares are not delivered by on behalf of the Company and the Selling Shareholders as provided herein, the Company and each of the Selling Shareholders pro rata (based on the number of Shares to be sold by the Company and such Selling Shareholder hereunder) will reimburse the Underwriter for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Underwriter in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Shareholders shall then be under no further liability to the Underwriter in respect of the Shares not so delivered except as provided in
Section 6 and Section 8 hereof.

         12. All statements, requests, notices, and agreements hereunder shall be in writing, and if to the Underwriter shall be delivered or sent by mail, telex or facsimile transmission to you at 8333 Douglas Avenue, Suite 520, Dallas, Texas 75225; if to the Company or any Selling Shareholder shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary.
Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

         13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriter, the Company and the Selling Shareholders and, to the extent provided in Section 8 and Section 10 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Shareholder, or the Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right by virtue of this Agreement. No purchaser of any of the Shares from the Underwriter shall be deemed a successor or assign by reason merely of such purchase.

         14. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

         15. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REFERENCE TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

         16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         17. Each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any such provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule in any jurisdiction, such provision will be ineffective only to the extent of such invalidity, illegality or unenforeability in such jurisdiction.

         If the foregoing is in accordance with your understanding, please sign and return to us seven counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement among you, Company and each of the Selling Shareholders.

         Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Shareholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Shareholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-Fact to take such action.

                                                Very truly yours,

                                                NEUTRAL POSTURE ERGONOMICS, INC.




                                                By:
                                                    ----------------------------
                                                Rebecca E. Boenigk
                                                Chief Executive Officer

                                                SELLING SHAREHOLDERS LISTED ON
                                                SCHEDULE II:



                                                By:
                                                    ----------------------------
                                                As Attorney-in-Fact acting on
                                                behalf of each of the Selling
                                                Shareholders named in Schedule
                                                II to this Agreement



Accepted as of the date hereof:

HUBERMAN FINANCIAL, INC.



By:
    ------------------------------
    Isac Huberman
    President

                                  SCHEDULE II


                                                                    NUMBER OF
                                                                     OPTIONAL
                                                   TOTAL           SHARES TO BE
                                                 NUMBER OF           SOLD IF
                                                   FIRM              MAXIMUM
                                               SHARES TO BE          OPTION
                                                   SOLD             EXERCISED
                                               ------------         ---------
The Company . . . . . . . . . . . . . . .           900,000               -0-
The Selling Shareholders: . . . . . . . .
         Rebecca E. Boenigk . . . . . . .
         Jaye E. Congleton  . . . . . . .
         David W. Campbell  . . . . . . .                             100,000
         Gregory A. Katt  . . . . . . . .
         David W. Ebner . . . . . . . . .                              60,000
         Eric N. Coker  . . . . . . . . .
         Catherine Coker  . . . . . . . .
         Michele Zincke . . . . . . . . .

                                               ------------         ---------
         Total  . . . . . . . . . . . . .         1,334,000           160,000
                                               ============         =========


                                                                         ANNEX I

         Pursuant to Section 7(e) of the Underwriting Agreement, Deloitte & Touche LLP shall furnish letters to the Underwriter to the effect that:

                 (i) They are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder;

                 (ii) In their opinion, the financial statements and any supplementary financial information and schedules audited (and, if applicable, prospective financial statements and/or pro forma financial information examined) by them and included in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited interim financial statements, selected financial data, pro forma financial information, prospective financial statements and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the Underwriter.

                 (iii) On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Prospectus, inquiries of officers of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                          (A) any unaudited statements of income, balance sheets and statements of cash flows as of dates or for periods beginning after June 30, 1997 included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder, or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with the basis for the audited statements of income, balance sheets and statements of cash flows included in the Prospectus;

                          (B) any other unaudited income statement data and balance sheet items for the periods or as of the dates referred to in Clause (A) above included in the Prospectus do not agree with the corresponding items in the unaudited financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited financial statements included in the Prospectus;

                          (C) the unaudited financial statements which were not included in the Prospectus but from which were derived any unaudited condensed financial statements as of dates or for periods beginning after ___________________ and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in Clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included in the Prospectus;

                          (D) any unaudited pro forma condensed financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

                          (E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, in each case which were outstanding on the date of the latest financial statements included in the Prospectus) or any increase in the long-term debt of the Company, or any decreases in net current assets or net assets or other items specified by the Underwriter or any increases in any items specified by the Underwriter, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus; except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                          (F) for the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in Clause (E) there were any decreases in net revenues or operating profit or the total or per share amounts of net income or other items specified by the Underwriter, or any increases in any items specified by the Underwriter, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Underwriter, except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                 (iv) In addition to the audit referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraph
         (iii) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Underwriter, which are derived from the general accounting records of the Company, which appear in the Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Underwriter, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and have found them to be in agreement.